EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2001 relating to the financial statements of Ambassadors Group, Inc., which appears in the Form 10 registration statement of Ambassadors Group, Inc., filed with the Securities and Exchange Commission on February 5, 2002, File No. 0-33347.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
February 27, 2002

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